EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 13, 2004 appearing in the Annual Report on Form 10-KSB of Maximum Dynamics, Inc. for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.



/s/  Cordovano and Honeck, P.C.

Cordovano and Honeck, P.C.
Denver, Colorado
June 3, 2004